QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Stegman and Company

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
First Mariner Bancorp
Baltimore, Maryland

        We consent to the incorporation by reference in the Registration Statements (Nos. 333-60961, 333-60963, 333-60967, 333-107669, 333-114073 and 333-122464) on Form S-8, (No. 333-107670) on Form S-3 and (No. 333-67854) on Form S-2 of First Mariner Bancorp (the "Company") of our reports dated March 6, 2008, relating to the consolidated statements of financial condition of the Company as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of the Company.

/s/ Stegman & Company
Baltimore, Maryland March 13, 2008

QuickLinks

  Exhibit 23.1
Consent of Stegman and Company
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM